EXHIBIT 99.1
                                  PRESS RELEASE


SUTTER ANNOUNCES AGREEMENT TO MERGE WITH INSURANCE BROKER


SAN FRANCISCO, November 22, 2004/PRNewswire/ - Sutter Holding Company, Inc. (OTCBB: SRHI) today announced it has signed a definitive agreement to merge with FLF, Inc. d/b/a Diversified Risk Insurance Brokers, a commercial property & casualty insurance broker based in Emeryville, California.

The consideration to be paid to Diversified Risk's shareholders is a combination of cash and shares of common stock. Diversified Risk's shareholders shall be entitled to nominate two members of Sutter's board of directors and all of Diversified Risk's shareholders have agreed to long-term employment agreements with the company and intend to grow its operations significantly.

Will Knuff, Sutter's co-chief executive officer, commented, "We are thrilled to have the team at Diversified Risk join the Sutter family. With a strong corporate culture, revenue per employee that is substantially above the industry average, and outstanding employee tenure, we believe that Diversified Risk is a platform well-suited to building a leading insurance brokerage business. We look forward to their participation in Sutter as owner-managers and to helping them to grow their business meaningfully."

Michael Flynn, Diversified Risk's chief executive officer, stated "The people who make up Diversified Risk are proud of the fact that they have achieved a successful profit in each of the last 27 years. Our excitement about this merger is from our belief that life, including the business part, is lived through relationships. Merging with the people at Sutter given their proven track records in finance and a vision shared with us for a correct moral compass is very invigorating for our combined future".

About Sutter Holding Company: Sutter is a diversified financial services holding company whose operations currently consist of Easton Mortgage Corporation and Progressive Lending, LLC. Sutter intends to continue to seek profitable acquisition candidates in the financial services sector.

About Diversified Risk Insurance Brokers: Diversified Risk is one of the largest independently owned commercial insurance agencies in California. The company provides services to a broad range of clients in the transportation, construction, professional, technology, medical, municipal and property industry segments, and maintains long-standing relationships with a number of major insurance carriers. DR is owned by four partners, two of whom founded the business in 1977. (www.drib.com)

This press release contains certain current and forward-looking statements and information relating to Sutter Holding Company, Inc. and its investments, ("we", "us" or the "Company") that are based on the beliefs of its management as well as assumptions made by and information currently available to its management. When used in this release, the words "anticipate," "believe", estimate", expect", "intend", "plan" "future" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. These statements reflecting management's current view about our proposed business operations are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, or should information currently believed to be true prove to be untrue, actual results may vary materially from those described in this press release as anticipated, estimated or expected. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, the continued ability of the Company to generate or obtain sufficient working capital to continue its operations, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the company disclaims any intent or obligation to update these forward-looking statements.